Exhibit 99.1

FOR IMMEDIATE RELEASE

AMSURG Corp. to Acquire Sheridan Healthcare in Transformational Transaction

Valued at $2.35 Billion

Combines Two Best in Class Organizations in Complementary and Adjacent Markets

Facilitates AMSURG’s Entry into the Large, Fast-Growing and

Fragmented Physician Outsourcing Market

Significantly Enhances AMSURG’s Revenue, EBITDA and Adjusted EPS Growth

Immediately Accretive to AMSURG Adjusted EPS, EBITDA and Cash Flow

Companies to Host Joint Conference Call at 8:00 AM ET Today

NASHVILLE, Tenn. and SUNRISE, Fla. – (May 29, 2014) – AMSURG Corp. (NASDAQ: AMSG) and Sheridan Healthcare, a portfolio company of Hellman & Friedman, LLC, today announced that their respective Boards of Directors have unanimously approved a definitive agreement under which AMSURG will acquire Sheridan Healthcare in a cash and stock transaction valued at approximately $2.35 billion. The transaction, which is subject to customary closing conditions and regulatory approvals, is expected to close in the third quarter of 2014.

AMSURG and Sheridan expect the combination to create a unique business model that will better meet critical needs for physicians, health systems, communities and payers. Sheridan Healthcare, a leading national provider of multi-specialty outsourced physician services to hospitals, ambulatory surgery centers (ASCs) and other healthcare facilities, is the country’s number one provider of anesthesiology services and the number two provider of children’s services, with strong operations in radiology and emergency medicine services as well. The combined company will have a total addressable market of approximately $70 billion and will encompass more than 4,600 physician relationships across 38 states.

“We are excited to announce this transformative combination with Sheridan Healthcare,” said Christopher A. Holden, President and Chief Executive Officer of AMSURG Corp. “With the addition of Sheridan, we will be significantly diversified and differentiated - holding leadership positions in outsourced physician services for anesthesia, children’s services, emergency medicine services and radiology while retaining our standing as a leading owner of freestanding ambulatory surgery centers. This will be a combination unlike any other in the marketplace today. The breadth of our value-added services will position us to compete for new outsourced physician contracts, health system partnerships and payer relationships. It will allow us to collaborate with our ASC physician partners to pursue the efficient and natural integration of surgery with anesthesia. It also bolsters our internal competencies thereby improving our response to emerging market trends that touch physician engagement models, payment model reform and new care delivery innovation.”

Mr. Holden continued, “AMSURG has a long track record of evolving its business to meet the changing demands of the healthcare industry, and we believe this represents a natural next step. Ultimately, the combination brings together two best in class organizations with tenured management teams, a shared commitment to physician-centric cultures and proven track records for high quality services and patient satisfaction. We believe this represents a compelling opportunity to drive growth in our existing markets and to create an even more robust development pipeline across all service lines. The attractive economic fundamentals support a strong financial profile that will allow the combined company to continue to invest in new growth following completion of the transaction. We look forward to joining forces with Sheridan’s talented physicians and employees to achieve continued success through this combination.”

Sheridan’s CEO John Carlyle stated, “Today’s announcement represents a major strategic milestone for Sheridan and underscores our commitment to supporting the evolving needs of our customers, healthcare providers and their patients. As part of AMSURG, Sheridan will have enhanced relevance in its existing markets and expanded opportunities in important new markets in more states. We will also gain entry into additional health systems where we can add value to our clients’ strategic objectives. Together, we will be able to leverage the respective reputations, physician networks and strong relationships of both companies to meet the critical needs for health systems, healthcare providers, payers and communities as a whole.”

Mr. Carlyle added, “We appreciate Hellman & Friedman’s strong partnership and value their continued support as we join with AMSURG. We look forward to a seamless integration for all of our stakeholders.”

Allen R. Thorpe, a Managing Director at Hellman & Friedman, added, “We are proud to have been part of Sheridan’s successful growth and transformation over the last seven years, and we look forward to the promising union of AMSURG and Sheridan. As an ongoing significant shareholder of the combined company, we are confident in the growth and expansion prospects of the new AMSURG and the opportunities we see for continued equity value creation.”

Strategic Benefits of the combination include:

•	Expands AMSURG into a highly complementary adjacency and creates significant business, geographic and payer diversity;

•	Creates a differentiated leadership position in large, growing and fragmented markets;

•	Broadens engagement opportunities with physicians, health systems and payers;

•	Creates opportunities for collaboration and the natural vertical integration of anesthesia within the existing ASC portfolio;

•	Enhances competencies to address innovation and change in healthcare; and

•	Significantly expands new development opportunities.

Financial Benefits of the combination include:

•	Enhances and diversifies AMSURG’s growth profile and significantly accelerates organic growth;

•	Immediately and significantly accretive to Adjusted EPS (approximately 15% accretive in 2015); and

•	Robust free cash flow to support future growth and deleveraging capability.

Financing

The transaction is valued at $2.35 billion and will be funded via fully committed financing from Citi and the expected issuance to Sheridan’s equity holders of AMSURG equity currently valued at approximately $615 million. At its option, AMSURG may replace a substantial portion of the equity consideration that would be issued to Sheridan’s equity holders with cash by accessing the equity or equity-linked markets between signing and closing. Total shares delivered to sellers at closing will be dependent on the performance of AMSURG shares ahead of the transaction closing.

Approvals and Time to Closing

The transaction is expected to close in the third quarter of 2014 and is subject to, among other things, the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as other customary closing conditions.

Advisors

Citi is serving as financial advisor to AMSURG and Bass, Berry & Sims PLC is providing legal counsel. Barclays, Credit Suisse and Goldman, Sachs & Co. are serving as financial advisors to Sheridan and Simpson Thacher & Bartlett LLP is providing legal counsel.

Conference Call and Webcast

AMSURG will hold a conference call today, May 29, 2014, at 8:00 a.m. Eastern time. The conference call-in number is (866) 610-1072 (toll-free U.S.) or (973) 935-2840 (international) and the passcode is 51023068. Investors will also have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and continue for 30 days and can be accessed on AMSURG’s website or by calling (800) 585-8367 and using the passcode 51023068.

An investor presentation discussing the proposed transaction will be available under the investors section www.amsurg.com.

About AMSURG Corp.

AMSURG Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. At March 31, 2014, AMSURG owned and operated 242 centers.

About Sheridan Healthcare

Sheridan Healthcare Inc. is a leading provider of multi-specialty outsourced physician services to hospitals, ambulatory surgery centers and other healthcare facilities, primarily in the areas of anesthesiology, children’s services emergency medicine, and radiology. Sheridan, its subsidiaries and affiliates currently operate in 25 states and employ more than 2,400 physicians and other healthcare professionals. Sheridan’s anesthesiology division, established in 1953, is the leading anesthesia services provider in the country. In addition to the physician and allied health services, Sheridan also provides support, training and management in non-clinical areas. Sheridan is recognized by the National Committee for Quality Assurance as a certified physician organization.

About Hellman & Friedman

Hellman & Friedman LLC is a leading private equity investment firm with offices in San Francisco, New York and London. Since its founding in 1984, H&F has raised and, through its affiliated funds, managed over $25 billion of committed capital. The firm focuses on investing in superior business franchises and serving as a value-added partner to management in select industries including healthcare, software, internet, digital & traditional media, business, marketing & information services, financial services, insurance, and energy & industrials. For more information on H&F, please visit www.hf.com.

Forward-Looking Statements

This press release contains forward-looking statements with respect to the combination of AMSURG and Sheridan; the expected impact on AMSURG’s revenue, EBITDA and Adjusted EPS Growth; the expectation that the acquisition will be immediately accretive to AMSURG’s Adjusted EPS, EBITDA and cash flow; and expectations regarding expanded market opportunities, size and growth, market and industry trends, and general business outlook. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. When used in this press release, the words “will,” “expected,” “anticipated,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risk factors, including, but not limited to, the inability to achieve anticipated synergies, cost reductions or operating efficiencies without unduly disrupting business operations; unexpected costs associated with, or inability to complete, integration activities in a timely manner; the possibility that key personnel of Sheridan may not be retained by AMSURG; responses from competitors, patients and partners; the Company’s ability to maintain favorable relations with the Company’s physician partners; uncertainties regarding the timing of the closing of the transaction; the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the business combination; the risk of becoming subject to federal and state investigation; general economic and business conditions; and other risk factors described in AMSURG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other filings with the Securities and Exchange Commission. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AMSURG disclaims any intent or obligation to update these forward-looking statements.

Contacts:

AMSURG Corp.

Claire M. Gulmi, 615-665-3550

Executive Vice President and Chief Financial Officer

Andy Brimmer / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Sheridan Healthcare

Jay A. Martus, Esq., 954-838-2770

Executive Vice President and Chief Legal Officer

Hellman & Friedman

Mary Beth Grover / Joe Hixon

The Abernathy MacGregor Group

Tel. 212-371-5999 / 213-630-6550

mbg@abmac.com / jrh@abmac.com